INVOICE FOR STATISTICAL SERVICES



BRAD ROSBROOK                                     DATE January 11, 2005
13593 Tradition St.                               Quotation # 100
San Diego, CA 92128                               Customer ID
Phone (858) 300-1062

BILL TO:                                          PAYMENT DUE: February 10, 2005
Chas Radovich                                     PREPARED BY:  Brad Rosbrook
Cobalis Corp.                                     PAYABLE TO: Brad Rosbrook
2445 McCabe Way, St. 150
Irvine, CA  92614
(949)757-0001

COMMENTS OR SPECIAL INSTRUCTIONS:


DESCRIPTION                                                              AMOUNT
  Statistical Analysis Plan (SAP) for Cobalis Corp.
  Protocol Number SP1027 120 hours @ $70/hr to
  develop written SAP                                                  8,400.00

                                                        TOTAL DUE    $ 8,400.00


If you have any questions concerning this quotation, contact Brad Rosbrook,
(858)300-1062, brosbrook@ucsd.edu